UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2008

UNITED INSURANCE HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52833	75-3241967
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

360 Central Avenue, Suite 900 St. Petersburg, FL	33701
(Address of Principal Executive Offices)	(Zip Code)

(727) 895-7737

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the passage of a law permitting the renegotiation of the terms of certain surplus notes issued by insurers prior to January 2008, United Property & Casualty Insurance Company (“UPCIC”), a wholly owned subsidiary of United Insurance Holdings Corp. (the “Company”), and the State Board of Administration of Florida (the “FSBA”), on November 7, 2008, entered into Addendum Number One (the “Addendum”) to the $20,000,000 Insurance Capital Build-Up Incentive Program Surplus Note (the “Note”), which was originally executed on September 22, 2006. The Addendum is effective retroactive to July 1, 2008.

The Addendum requires UPCIC to meet a Minimum Writing Ratio during the remaining term of the Note beginning on July 1, 2008. UPCIC can meet the Minimum Writing Ratio by maintaining a net written premium to surplus ratio of at least 1:1 from July 1, 2008 through the end of the first calendar year on December 31, 2008, 1.5:1 for the second calendar year from January 1, 2009 through December 31, 2009, and 2:1 for the third calendar year beginning on January 1, 2010 and thereafter for the remaining term of the Note. In the alternative, UPCIC can meet the Minimum Writing Ratio by maintaining a gross written premium to surplus ratio of at least 3:1 from July 1, 2008 through the end of the first calendar year on December 31, 2008, 4.5:1 for the second calendar year from January 1, 2009 through December 31, 2009, and 6:1 for the third calendar year beginning on January 1, 2010 and thereafter for the remaining term of the Note. Under the terms of the Addendum, if (1) UPCIC’s writing ratio based on net written premium to surplus drops below 1:1 for three consecutive quarters beginning January 1, 2010 and (2) UPCIC’s writing ratio based on gross written premium to surplus drops below 3:1 for three consecutive quarters beginning January 1, 2010, UPCIC must repay the Note or a portion of the Note such that the Minimum Writing Ratio will be obtained the following quarter, provided that UPCIC is capable of repayment without creating a financially hazardous condition. The FSBA will consult with the Office of Insurance Regulation in order to avoid financially hazardous issues and, as a result, may direct UPCIC to follow an alternative accelerated repayment plan. The Addendum also provides for interest rate increases in the event that UPCIC fails to meet the Minimum Writing Ratio.

Finally, the Addendum provides that any other surplus notes not issued in conjunction with the Insurance Capital Build-Up Incentive Program will be subordinated to the Note.

The description of the terms and conditions of the Addendum and the Note set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Addendum attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference and to the full text of the Note attached as Exhibit 10.31 to Amendment No. 1 to the Form S-4 Registration Statement (No. 333-150327) filed on June 13, 2008 and incorporated herein by this reference. This document is not intended to provide any other factual information about the Company. Such information can be found in other public filings the Company makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2008, the Company’s Board of Directors increased the number of directors on the Board from six to seven, creating a vacancy on the Board. To fill this vacancy, the Board elected (also on November 6, 2008) Mr. Donald Cronin, the Company’s President and Chief Executive Officer, to serve as a Class B director. Mr. Cronin will not receive any compensation in connection with his service as a director.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information. Not applicable. (c) Shell Company Transactions.

Not applicable.

(d)	Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED INSURANCE HOLDINGS CORP.

By:	/s/ Nicholas W. Griffin
Name:	Nicholas W. Griffin
Title:	Chief Financial Officer

Date: November 12, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Addendum Number One to Insurance Capital Build-Up Incentive Program Surplus Note, dated November 7, 2008 and effective July 1, 2008, between the State Board of Administration of Florida and United Property & Casualty Insurance Company